EXHIBIT 23.1

                               CONSENT OF KPMG LLP

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                          INDEPENDENT AUDITOR'S CONSENT

ICON Income Fund Ten, LLC:

      We consent to the use of our reports dated August 12, 2002 with respect to the balance sheets as of March 31, 2002 of (i) ICON Capital Corp. and (ii) ICON Holdings Corp., included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

New York, New York
April 16, 2003